   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 1997.


                                                        REGISTRATION NO. 33-3009
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                         POST-EFFECTIVE AMENDMENT NO. 4

                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                               BANCORPSOUTH, INC.
             (Exact name of registrant as specified in its charter)

                     MISSISSIPPI                                                 64-0659571
            (State or other jurisdiction                                     (I.R.S. Employer of
           incorporation or organization)                                  Identification Number)

                             ONE MISSISSIPPI PLAZA
                           TUPELO, MISSISSIPPI 38801
                                 (601) 680-2000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)
                             ---------------------

                              AUBREY B. PATTERSON

                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               BANCORPSOUTH, INC.
                             ONE MISSISSIPPI PLAZA
                           TUPELO, MISSISSIPPI 38801
                                 (601) 680-2000
           (Name, address, including zip code, and telephone number,
                   including area code of agent for service)
                             ---------------------
                                   COPIES TO:

                             THEODORE W. LENZ, ESQ.
                         WALLER LANSDEN DORTCH & DAVIS

                    A PROFESSIONAL LIMITED LIABILITY COMPANY

                             NASHVILLE CITY CENTER
                          511 UNION STREET, SUITE 2100
                           NASHVILLE, TENNESSEE 37219
                             ---------------------
     This Amendment to the Registration Statement shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
================================================================================

                            [BANCORPSOUTH, INC LOGO]

PROSPECTUS
                           DIVIDEND REINVESTMENT PLAN

                                  COMMON STOCK
                          (PAR VALUE $2.50 PER SHARE)
                         ------------------------------

     BancorpSouth, Inc. (the "Company") is offering through its Dividend Reinvestment Plan (the "Plan") to all holders of record of its common stock, par value $2.50 per share ("Common Stock"), the opportunity to have dividends on their Common Stock automatically reinvested and to make voluntary cash payments in any amount between $25 and $5,000 per quarter which will be invested in shares of Common Stock (the "Additional Shares").

     The Additional Shares may be either (a) authorized but unissued shares purchased directly from the Company or (b) outstanding shares purchased on the open market.


     The per share price of Additional Shares purchased from the Company will be the closing sale price of the Common Stock reported on the New York Stock Exchange on the date a dividend is to be paid (the "Dividend Payment Date"), or if there was no reported sale on that date, the next preceding date on which a sale is reported. The per share price of Additional Shares purchased on the open market will be the average price paid for all shares purchased with the aggregate funds used, including voluntary cash payments, with respect to that Dividend Payment Date.


     This Prospectus relates to 115,000 authorized but unissued Shares of Common Stock of the Company registered for sale under the Plan. It is suggested that this Prospectus be retained for future reference.


     The Company's Common Stock is traded on the New York Stock Exchange and sales information is available under the symbol BXS.

                         ------------------------------
         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                         ------------------------------


               The date of this Prospectus is December 30, 1997.

                             AVAILABLE INFORMATION


     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 ("the Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Commission Regional Offices: 13th Floor, 7 World Trade Center, New York, New York 10048; and 14th Floor, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies can be obtained by mail at prescribed rates. Requests should be directed to the SEC's Public Reference Section, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site (http://www.sec.gov) that contains such information regarding registrants that file electronically with the Commission. Copies of such materials and other information concerning the Company will also be available for inspection at the offices of the New York Stock Exchange, 17th Floor, 20 Broad Street, New York, New York 10005.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     The following documents which have previously been filed by the Company with the Commission under the Exchange Act (File No. 0-10826) are incorporated herein by reference: (i) the Annual Report on Form 10-K for the year ended December 31, 1996 and (ii) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997.


     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of Common Stock made hereby shall be deemed to incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such documents should be addressed to BancorpSouth, Inc., at P.O. Box 789, Tupelo, Mississippi 38802, Attention: Ms. Cathy S. Freeman, Secretary.


                                  THE COMPANY

     The Company is a bank holding company with commercial banking operations in Mississippi and Tennessee. The Company is a Mississippi corporation and its principal office is located at One Mississippi Plaza, Tupelo, Mississippi 38801. Its telephone number is (601) 680-2000.

                                    THE PLAN


     This Prospectus relates to the offering of 115,000 shares of the Common Stock of the Company pursuant to the Company's Dividend Reinvestment Plan. These shares have been registered with the Commission for issuance and sale under the Plan. The Company may, from time to time as may be necessary, register additional shares of Common Stock with the Commission and make them available for purchase under the Plan. The most significant aspects of the Plan are as follows: (1) shares may be purchased either directly from the Company or on the open market, (2) no brokerage commissions, service charges, or administrative costs will be paid by participants, and (3) participants may purchase Additional Shares both by reinvesting their dividends and by making optional cash contributions in any amount between $25 and $5,000 quarterly.


PURPOSE

     The purpose of the Plan is to provide holders of record of the Common Stock with a simple and convenient method of investing cash dividends at regular intervals as dividends are paid and investing voluntary cash payments in Additional Shares without brokerage commissions or service charges.

ADVANTAGES

     Shareholders of the Company who elect to participate in the Plan (the "Participants") will have the cash dividends on all of their shares of the Company's Common Stock automatically reinvested in Additional Shares. Participants may also purchase Additional Shares quarterly by making voluntary cash payments in any amount between $25 and $5,000. No brokerage commissions or service charges are paid in connection with purchases under the Plan. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to Participants' accounts. Dividends on such fractions, as well as full shares, will be reinvested for the Participants' accounts. Participants can avoid the cumbersome safekeeping of certificates for shares credited to their accounts under the Plan. Regular statements of account provide simplified record keeping.

ADMINISTRATION


     The Board of Directors of the Company has appointed SunTrust Bank, Atlanta, Georgia, (the "Agent") to administer the Plan, keep records, send statements of account to Participants, and perform such other duties relating to the administration of the Plan as may be appropriate. The Agent will purchase any Additional Shares purchased in the open market. Additional Shares purchased under the Plan will be held by the Agent for the benefit of Participants in the Plan.


PARTICIPATION

     All holders of record of the Company's Common Stock are eligible to participate in the Plan.

     A holder of record of the Company's Common Stock may join the Plan by signing an Authorization Form and returning it to the Agent at its address set forth herein under the heading "Address of the Agent." Authorization Forms will be provided from time to time by mail to all shareholders and will also be furnished at any time upon request made to the Agent or the Company.


     The Authorization Form appoints SunTrust Bank as agent for the Participant and directs the Company to pay to the Agent cash dividends payable on all of the shares of Common Stock registered in the Participant's name and on whole and fractional shares of Common Stock credited to the Participant's account under the

Plan. The Authorization Form also directs the Agent to purchase Additional Shares with such dividends for the account of the shareholder and to apply any voluntary cash payment to the purchase of whole and fractional shares, and to hold the Additional Shares for the Participant's account.


     A holder of record of Common Stock may enroll in the Plan at any time. If an Authorization Form is received by the Agent on or before five business days prior to the date for determining shareholders of record entitled to payment of dividends (the "Record Date") for the next dividend payment, then that dividend will, as authorized, be used to purchase Additional Shares for the shareholder and future dividends payable to such Participant will be automatically reinvested in Additional Shares until the earlier to occur of the termination of the Plan or the Participant's withdrawal from the Plan. If a voluntary cash payment is received by the Agent at least two business days prior to a Dividend Payment Date, but no earlier than 30 days before that Dividend Payment Date, the cash payment will be combined with the cash dividend payable on that Dividend Payment Date in making purchases for the Participant's account. Common Stock dividends have traditionally been paid in the months of January, April, July, and October. The Record Dates for dividends on Common Stock are ordinarily within 21 days prior to the Dividend Payment Dates. If the Authorization Form is received by the Agent less than five business days prior to such Record Date, that dividend will be paid in cash and the investment of dividends in Additional Shares will not start until payment of the following dividend. Any voluntary cash payment received by the Agent more than 30 days prior to a Dividend Payment Date will be returned. If a voluntary cash payment is received by the Agent less than two business days prior to a Dividend Payment Date, it will be returned to the Participant.


COSTS

     There are no brokerage commissions or service charges for the investment of dividends or voluntary cash payments under the Plan. All costs of administration of the Plan will be borne by the Company or one of its subsidiaries.

PURCHASES AND PRICE OF THE SHARES SOLD UNDER THE PLAN


     The Company will pay to the Agent cash dividends on all of the shares of Common Stock registered in each Participant's name, as well as cash dividends on shares of Common Stock credited to the Participant's account under the Plan, in accordance with the Participant's directions on the Authorization Form. Participants may also purchase Additional Shares quarterly by making voluntary cash payments in any amount between $25 and $5,000, provided any voluntary cash payments are received by the Agent at least two business days, but not more than 30 days, prior to the Dividend Payment Date. In order to make a voluntary cash payment, a check or money order payable to SunTrust Bank in the amount of the cash payment must be returned to the Agent together with such documentation as the Agent from time to time may require. No interest is paid on funds held for investment. In making purchases for the Participants' accounts, the Agent may commingle the Participants' dividends and cash payments. The Agent will apply such dividends and cash payments to the purchase of Additional Shares for the account of each Participant during the stock purchase period commencing on the Dividend Payment Date and ending no later than 30 days after the Dividend Payment Date, except where necessary to comply with applicable laws, rules and regulations including the federal securities laws. Provisions applicable to any foreign shareholders are set forth under "FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN -- Foreign Participants Subject to Income Tax Withholding."


     Since it may not be possible or practical for the Agent to acquire sufficient Additional Shares with respect to a particular Dividend Payment Date at one time unless they are purchased from the Company, purchases for the Plan may occur at various times and at various purchase prices. The per share price of Additional Shares purchased from the Company will be the closing sales price of the Common Stock on the Dividend Payment Date as reported on the New York Stock Exchange, or if no sale is reported on such date, the next preceding date on which a sale is reported. The per share price of Additional Shares purchased on the open market will be the average price of all shares purchased with the aggregate funds used with respect to that Dividend Payment Date including voluntary cash payments.


     The number of Additional Shares to be purchased for each Participant's account depends on the amount of the dividends being reinvested, the amount of any voluntary cash payment, and the price of the Common Stock. The entire amount of the dividends being reinvested and optional cash contributions will be used to purchase Additional Shares, except in the case of any foreign Participants. Each Participant's account will be credited with that number of Additional Shares, including fractional shares computed to four decimal places, equal to the total amount to be invested divided by the purchase price per share.

REPORTS TO PARTICIPANTS

     Each Participant in the Plan will receive a regular statement of account. These statements are a Participant's continuing record of the cost of purchase and should be retained for income tax purposes. In addition, each Participant will receive, as a holder of Common Stock, certain communications from the Company, including quarterly and annual reports, notices of the meetings of shareholders and proxy statements, and annual information returns on Form 1099-DIV reporting dividend income received for tax purposes.

CERTIFICATES FOR SHARES OF COMMON STOCK

     Certificates for Additional Shares purchased and credited to the accounts of Participants under the Plan will be held by the Agent or its nominee for the benefit of the respective Participants. The number of shares credited to an account under the Plan will be shown on each Participant's statement of account. This convenience protects against loss, theft or destruction of stock certificates, permits ownership of fractional shares and reduces the costs to be borne by the Company.

     Certificates for any number of whole shares credited to an account under the Plan will be issued, without charge to the Participant, upon the written direction of a Participant. The automatic reinvestment of dividends shall continue on those shares for which certificates are issued until the Agent is directed otherwise by the Participant. Any remaining whole or fractional shares will continue to be credited to the Participant's account. The Participant's request for the issuance of certificates must be mailed to the Agent at the address specified under "Address of the Agent." Any such request received less than five business days prior to a Record Date will not be effective until the dividend related to that Record Date has been invested in Additional Shares.

     Certificates for fractions of shares will not be issued under any circumstances but cash payments will be made as described in "Termination of Participation" below.

     Shares credited to the account of a Participant under the Plan may not be pledged. A Participant who wishes to pledge the whole shares credited to his account must request that a certificate for those shares be issued.

     Accounts under the Plan are maintained in the names in which shares of the Participants were registered at the time they entered the Plan. Consequently, certificates for whole shares will be similarly registered when issued to the Participants.

TERMINATION OF PARTICIPATION

     A Participant may at any time terminate participation in the Plan by notifying the Agent in writing.

     If the notice of withdrawal is received by the Agent at least five business days prior to a Record Date for a dividend, the withdrawal date (the "Withdrawal Date") will be the date of receipt of the notice of withdrawal and that dividend and all subsequent dividends on such shares of Common Stock owned by the terminating Participant will be paid to the Participant in cash. Any notice of withdrawal received by the Agent less than five business days prior to a Record Date for a dividend will not be effective until Additional Shares with respect to such Record Date have been purchased under the Plan, and the Withdrawal Date will be no later than 30 days after such Dividend Payment Date. In the event the Company terminates the Plan, the termination date (the "Termination Date") will be the date the Board of Directors designates as the date the Plan will terminate.


     If a Participant withdraws from the Plan or if the Company terminates the Plan, certificates for whole shares credited to the Participant's account under the Plan will be issued and a cash payment will be made for any fractional shares based on a price per share equal to the closing sale price of the Common Stock on the Withdrawal Date or Termination Date as reported on the New York Stock Exchange or if no sale is reported on such date, the next preceding date on which a sale is reported. Alternatively, a Participant may elect to receive cash upon termination or withdrawal by delivering a written request to the Agent. In that event, the Agent will sell the Participant's whole shares in the open market at current market prices, promptly after receipt of the written request. The Agent will compute the value of fractional shares, if any, in the Participant's account, based upon the sale price of the whole shares. The Agent will remit the sale proceeds of the whole shares, plus the value of the fractional shares to the Participant. If requested by the Agent, the Participant's signature on the written request to sell the shares in an account and receive cash must be properly guaranteed by an eligible guarantor institution with membership in an approved medallion signature guarantee program pursuant to Commission Rule 17Ad-15.


ADDRESS OF THE AGENT

     All Authorization Forms, voluntary cash payments, notices of withdrawal and other communications with the Agent should be sent to:


                                 SunTrust Bank

                             Corporate Trust Dept.
                                 P.O. Box 4625
                             Atlanta, Georgia 30302

VOTING OF SHARES HELD UNDER THE PLAN

     A Participant will be entitled to vote shares of Common Stock in his account to the same extent that the Participant is entitled to vote shares of Common Stock registered in his name. Each Participant will receive a single proxy card covering the total number of shares held by the Participant, including both the shares registered in the Participant's name and the whole shares and fractional shares credited to the Participant's account.

OTHER INFORMATION

  Disposition of All Shares Registered in Participant's Name

     If a Participant disposes of all shares of Common Stock registered in his name, the Agent will continue to reinvest the dividends on the shares credited to the Participant's account under the Plan until otherwise notified in writing by the Participant.

  Disposition of Less Than All Shares Registered in Participant's Name


     A Participant may instruct the Agent to sell a portion of the shares of Common Stock registered in the Participant's name by sending the Agent written instructions. The Agent will continue to reinvest the dividends on the remaining shares until otherwise notified. If requested by the Agent, the Participant's signature on the written request to sell the shares in an account must be guaranteed by an eligible guarantor institution with membership in an approved medallion signature guarantee program pursuant to Commission Rule 17Ad-15.


  Effect of Rights Offering

     In the event of a rights offering, rights on shares of Common Stock registered in the name of a Participant as well as on whole and fractional shares credited to the Participant's account under the Plan, will be mailed directly to the Participant in the same manner as to holders of Common Stock not participating in the Plan.

  Effect of Stock Dividend or Stock Split

     Any shares representing stock dividends or stock splits distributed by the Company on shares of Common Stock held for the credit of Participants' accounts under the Plan will be added to the Participants' accounts and automatically become subject to the Plan. Shares representing stock dividends or stock splits distributed on shares registered in the name of the Participant, but not held under the Plan, will be mailed directly to such Participant in the same manner as to shareholders who are not participating in the Plan and such shares will automatically become subject to the Plan.

  Acquisition of Additional Shares

     If a Participant acquires additional shares which become registered in his name, the Agent shall automatically reinvest dividends paid on those additional shares acquired.

  Responsibility of the Agent and the Company Under the Plan

     The Agent has had no responsibility with respect to the preparation or contents of this Prospectus. Neither the Company nor the Agent, in administering the Plan, will be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability arising out of failure to terminate the Participant's account upon such Participant's death prior to receipt of notice in writing of such death, or with respect to the prices at which shares are purchased for such Participant's account and the times when such purchases are made, or with respect to any loss or fluctuation in the market value after the purchase of shares.

     A Participant's investment in shares acquired under the Plan shall be no different from investment in directly held shares. Each Participant bears the risk of loss and realizes the benefits of any gain and market price changes with respect to all shares held by him in the Plan or otherwise.

     The expense of operations of the Plan shall be borne by the Company. These expenses are expected to be nominal. The Agent will require some cash from time to time to carry any fractional share in excess of the fractions allocated to Participants' accounts and to pay to withdrawing Participants the value of the fractional shares, if any.

  Interpretation and Regulation of the Plan

     The Company reserves the right to interpret and regulate the Plan as it deems necessary or desirable in connection with its operations, subject to applicable laws and regulations, and any interpretation by the Company shall be final. The Company shall have plenary authority to interpret the Plan and approve forms that in its discretion it deems appropriate. The Company has other powers and operates under guidelines specified in the Plan.

  Modification or Termination of the Plan

     The Company reserves the right to suspend, modify or terminate the Plan at any time. Notice of any such suspension, modification or termination will be mailed to all Participants.

          FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN

     A Participant will be treated for federal income tax purposes as having received on the Dividend Payment Date, a dividend equal to the sum of (i) the purchase price of the Additional Shares purchased with the Participant's reinvested dividends and (ii) the brokerage commissions and service charges, if any, incurred on the Participant's behalf. The amount treated as a dividend to a corporate shareholder will qualify for the appropriate dividend received deduction available under the Internal Revenue Code.

     A Participant who makes voluntary cash payments for the purchase of Additional Shares under the Plan will be treated as having received a dividend, on the date the Additional Shares are purchased for his account, in an amount equal to any brokerage commissions and service charges incurred on his behalf.

     Participants will recognize gain or loss (which, for most Participants, will be capital gain or loss) when the shares acquired under the Plan are sold or exchanged. Participants will also recognize gain or loss when they receive cash payments for fractional shares credited to their accounts upon withdrawal from or termination of the Plan. The amount of such gain or loss will be the difference between the amount which the Participant receives for his shares or fractional shares and the tax basis thereof.

     The tax basis of Additional Shares acquired under the Plan by reinvestment of dividends will be equal to the purchase price of the Additional Shares purchased for the Participant's account plus any brokerage commissions and service charges which were treated as a dividend received by such Participant. The Additional Shares purchased with a Participant's voluntary cash payment will have a tax basis equal to their cost plus any brokerage commissions and service charges which were treated as a dividend received by such Participant.

     The holding period for Additional Shares acquired under the Plan will begin on the day following the date as of which the shares were purchased for the Participant's account.


     For further information as to the federal, state, and local tax consequences of participation in the Plan, Participants should consult their tax advisers.

FOREIGN PARTICIPANTS SUBJECT TO INCOME TAX WITHHOLDING

     Dividends paid to a foreign Participant may be subject to United States income tax withholding. The Agent will withhold the appropriate amount from dividends that any such foreign Participant elects to reinvest, and the remaining balance of such dividends will be reinvested to purchase Additional Shares for the Participant's account.

                                USE OF PROCEEDS

     To the extent the Additional Shares are purchased from the Company, the Company will receive additional funds to be used for general corporate purposes. To the extent the Additional Shares are purchased on the open market, the Company will receive no additional funds through the operation of the Plan. The Company is unable to estimate the amount of proceeds to be received by it from the Shares to be sold under the Plan.

                              PLAN OF DISTRIBUTION


     The Shares sold under the Plan are being distributed directly by the Company rather than through an underwriter, broker or dealer. There will be no brokerage commissions or other fees charged to Participants in connection with the purchase of Plan Shares.


     The Common Stock may not be available under the Plan in all states. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any Shares of the Common Stock or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                          DESCRIPTION OF COMMON STOCK


     The Company has authorized 500,000,000 shares of common stock, $2.50 par value, of which 22,254,974 were outstanding on September 30, 1997.


     Dividend Rights. Holders of outstanding shares of Common Stock are entitled to receive such dividends, if any, as may be declared by the Board of Directors, in its discretion, out of funds legally available therefor.

     Voting Rights. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by the shareholders, including the election of directors. Under the Mississippi Business Corporation Act, an affirmative vote of the majority of the shareholders present at a meeting is sufficient in order to take most actions. Some extraordinary actions require larger percentages of shareholder votes.

     Liquidation Rights. In the event of the liquidation of the Company, the holders of Common Stock are entitled to receive pro rata any assets distributed to shareholders in respect to their shares, after payment of all debts and payments to holders of preferred stock, if any.

     Preemptive Rights. Holders of Common Stock do not have the right to subscribe to any additional capital stock that may be issued by the Company.

     Certain Anti-takeover Provisions. The Company's Articles of Incorporation generally require the affirmative vote of 80% of the outstanding shares of Common Stock to approve (i) a merger or consolidation of the Company with, or
(ii) a sale, exchange or lease of all or substantially all of the assets (as defined in the

Articles of Incorporation) of the Company to, any person or entity, unless such transaction is approved by the Board.

     The Articles also require the affirmative vote of 80% of the outstanding Shares of Common Stock, and the affirmative vote of 67% of the Common Stock held by shareholders other than a Controlling Party (as defined below), for the approval or authorization of any merger, consolidation, sale, exchange or lease of all or substantially all of the assets of the Company if such transaction involves any shareholders owning or controlling 20% or more of the Common Stock outstanding at the time of the proposed transaction (a "Controlling Party"); provided, however, that these voting requirements are not applicable in transactions in which: (a) the cash or fair market value of the property, securities or other consideration to be received (which includes Common Stock retained by the Company's existing shareholders in such a transaction in which the Company is the surviving entity) per share by holders of Common Stock in such transaction is not less than the highest per share price (with appropriate adjustments for recapitalizations, stock splits, stock dividends and distributions) paid by the Controlling Party in the acquisition of any of its holdings of the Common Stock in the three years preceding the announcement of the proposed transaction, or (b) the transaction is approved by a majority of the Board of Directors.

     Neither of these provisions of the Articles of Incorporation may be repealed or amended except by vote of 80% of the total voting power of the Company.

     Common Stock Purchase Rights. Following shareholder approval of a Shareholder Rights Plan in April 1991, the Company issued one common share purchase right (a "Right") for each share of issued and outstanding Common Stock. Each Right attaches to and trades with each share of Common Stock; provided, however, that the Rights will separate from the Common Stock and be distributed upon the occurrence of certain events, including the acquisition of or tender for 20% or more of the outstanding shares of Common Stock by any person (an "Acquiring Person") or if the Board of Directors determines that a person beneficially owning 10% or more of the outstanding shares of Common Stock has become an "Adverse Person," as defined in the Shareholder Rights Plan.

     In the event that a person becomes an Acquiring Person or is declared an Adverse Person by the Board, then each Right will entitle the holder thereof to purchase one share of Common Stock at 50% of the then current market price, subject to adjustments as described in the Shareholder Rights Plan. At any time after the aforementioned events, the Board may exchange each Right for one share of Common Stock, subject to adjustment as described in the Shareholder Rights Plan. If an Acquiring Person effects certain transactions with the Company, including a merger, share exchange, or transfer of over 50% of the Company's assets or earning power, then each Right shall entitle the holder thereof to purchase a share of common stock of the Acquiring Person at 50% of the then current market price for such common stock. Shares owned by an Acquiring Person or Adverse Person will not be entitled to exercise the Rights as set forth above.

     The Rights are redeemable at $.01 per Right at any time prior to the close of business on the tenth day after the public announcement that a person has become an Acquiring Person or been declared an Adverse Person by the Board. The rights are not exercisable until the expiration of the applicable ten day period, and the Rights will expire at the close of business on April 24, 2001, unless earlier redeemed. The Board is entitled to interpret the provisions of the Shareholder Rights Plan, which may be amended by the Board at any time in certain respects.

                                INDEMNIFICATION

     The bylaws of the Company provide for the indemnification of officers and directors of the Company, and of persons who serve at the Company's request as officers or directors of subsidiaries of the Company, against certain liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

             ======================================================
  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE SPECIFICALLY OFFERED HEREBY, NOR IS IT SUCH AN OFFER OR SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR ITS SUBSIDIARIES SINCE THE DATE HEREOF.
                             ---------------------
                               TABLE OF CONTENTS

                                             PAGE
                                             ----
Available Information.......................    2
Incorporation of Certain Information by
  Reference.................................    2
The Company.................................    2
The Plan....................................    3
  Purpose...................................    3
  Advantages................................    3
  Administration............................    3
  Participation.............................    3
  Costs.....................................    4
  Purchases and Price of the Shares Sold
    Under the Plan..........................    4
  Reports to Participants...................    5
  Certificates for Shares of Common Stock...    5
  Termination of Participation..............    6
  Address of the Agent......................    6
  Voting of Shares Held Under the Plan......    6
  Other Information.........................    7
Federal Income Tax Consequences of
  Participation in the Plan.................    8
  Foreign Participants Subject to Income Tax
    Withholding.............................    9
Use of Proceeds.............................    9
Plan of Distribution........................    9
Description of Common Stock.................    9
Indemnification.............................   11

             ======================================================

             ======================================================

                              [BANCORPSOUTH LOGO]

                                    DIVIDEND
                               REINVESTMENT PLAN

                                 115,000 SHARES

                                  COMMON STOCK
                          ($2.50 PAR VALUE PER SHARE)

                           -------------------------
                                   PROSPECTUS
                           -------------------------

                                December 30, 1997

             ======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Eighth and Ninth Articles of Amendment and Restatement for the Registrant provide as follows:

                                  ARTICLE VIII

                 ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS

     A director of the Corporation shall not be personally liable to the Corporation or its shareholders for money damages for any action taken, or any failure to take action, as a director, except for liability for:

          (i) the amount of a financial benefit received by a director to which he is not entitled;

          (ii) an intentional infliction of harm on the Corporation or the shareholders;

          (iii) a violation of Section 79-4-8.33 of the Mississippi Business Corporation Act (the "Act"); or

          (iv) an intentional violation of criminal law.

     If the Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Act, as so amended. Any repeal or modification of the provisions of this Article 8 by the shareholders shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX

                                INDEMNIFICATION

     (a) The Corporation shall indemnify, and upon request shall advance expenses prior to final disposition of a proceeding to, any person (or the estate or personal representative of any person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred in the action, suit or proceeding: (i) to the full extent permitted by Section 79-4-8.51 of the Act, and (ii) despite the fact that such person has not met the standard of conduct set forth in Section 79-4-8.51(a) of the Act or would be disqualified for indemnification under
Section 79-4-8.51(d) of the Act, if a determination is made by a person or persons enumerated in Section 79-4-8.55(b) of the Act that (A) the director, officer, employee or agent is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, and (B) the acts or omissions of the officer, employee or agent did not constitute gross negligence or willful misconduct. A request for reimbursement or advancement of expenses prior to final disposition of the proceeding need not be accompanied by the affirmation required by Section 79-4-8.53(1) of the Act, but the remaining provisions of
Section 79-4-8.53 of the Act shall be applicable to any such request. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her.

     (b) The rights to indemnification and advancement of expenses set forth in Subsection (a) of this Article 9 are intended to be greater than those which are otherwise provided for in the Act, are contractual between the Corporation and the person being indemnified, and the heirs, executors and administrators of such person, and in this respect are mandatory, notwithstanding a person's failure to meet the standard of conduct required for permissive indemnification under the Act, as amended from time to time. The rights to indemnification and advancement of expenses set forth in Subsection (a) of this Article 9 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancements of expenses may be entitled or granted by law, these Articles of Incorporation, the Bylaws, a resolution of the Board of Directors, vote of the shareholders of the Corporation, or an agreement with the Corporation, which means of indemnification and advancement of expenses are hereby specifically authorized. Any repeal or modification of the provisions of this Article 9 shall not affect any obligations of the Corporation or any rights regarding indemnification and advancement of expenses of a director, officer, employee or agent with respect to any threatened, pending or completed action, suit or proceeding for which indemnification or the advancement of expenses is requested, in which the alleged cause of action accrued at any time prior to such repeal or modification. If an amendment to the Act hereafter limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this Article 9 which occur subsequent to the effective date of such amendment.

     (c) If this Article 9 or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee or agent of the Corporation as to any liability incurred or other amounts paid with respect to any proceeding, including, without limitation, a grand jury proceeding and any proceeding by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article 9 that shall not have been invalidated, by the Act, or by any other applicable law. Unless the context otherwise requires, terms used in this Article 9 shall have the meanings given in Section 79-4-8.50 of the Act.

ITEM 16.  EXHIBITS.


    EXHIBIT
    NUMBER
    -------
        8      --  Opinion of Waller Lansden Dortch & Davis, A Professional
                   Limited Liability Company, dated December 29, 1997 regarding tax matters.
       23(a)   --  Consent of Waller Lansden Dortch & Davis, A Professional
                   Limited Liability Company (included in their opinion filed as Exhibit 8).
       23(b)   --  Consent of KPMG Peat Marwick LLP
       24      --  Power of Attorney (incorporated by reference from page II-2 of Registrant's Post-Effective Amendment No. 3)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on December 17, 1997.


                                          BANCORPSOUTH, INC.


                                          By:    /s/ AUBREY B. PATTERSON

                                            ------------------------------------

                                                    Aubrey B. Patterson

                                          Title: Chairman of the Board, Chief
                                                 Executive Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated.



                      SIGNATURE                                     TITLE                        DATE
                      ---------                                     -----                        ----

               /s/ AUBREY B. PATTERSON                   Chairman of the Board,              December 17, 1997
-----------------------------------------------------      Chief Executive Officer
                 Aubrey B. Patterson                       and Director (Principal
                                                           Executive Officer)

               /s/ L. NASH ALLEN, JR.                    Treasurer (Principal                December 17, 1997
-----------------------------------------------------      Financial and Accounting
                 L. Nash Allen, Jr.                        Officer)

                  /s/ S. H. DAVIS*                       Director                            December 17, 1997
-----------------------------------------------------
                     S. H. Davis

              /s/ HASSELL H. FRANKLIN*                   Director                            December 17, 1997
-----------------------------------------------------
                 Hassell H. Franklin

             /s/ FLETCHER H. GOODE, M.D.                 Director                            December 17, 1997
-----------------------------------------------------
               Fletcher H. Goode, M.D.

              /s/ J. LOUIS GRIFFIN, JR.                  Director                            December 17, 1997
-----------------------------------------------------
                J. Louis Griffin, Jr.

              /s/ W. G. HOLLIMAN, JR.*                   Director                            December 17, 1997
-----------------------------------------------------
                 W. G. Holliman, Jr.

               /s/ A. DOUGLAS JUMPER*                    Director                            December 17, 1997
-----------------------------------------------------
                  A. Douglas Jumper

               /s/ TURNER O. LASHLEE*                    Director                            December 17, 1997
-----------------------------------------------------
                  Turner O. Lashlee

                  /s/ ALAN W. PERRY                      Director                            December 17, 1997
-----------------------------------------------------
                    Alan W. Perry

                 /s/ FRANK A. RILEY*                     Director                            December 17, 1997
-----------------------------------------------------
                   Frank A. Riley

                      SIGNATURE                                     TITLE                        DATE
                      ---------                                     -----                        ----

                                                                  Director                   December 17, 1997
                /s/ TRAVIS E. STAUB*
-----------------------------------------------------
                   Travis E. Staub

            /s/ ANDREW R. TOWNES, D.D.S.*                         Director                   December 17, 1997
-----------------------------------------------------
              Andrew R. Townes, D.D.S.

               /s/ LOWERY A. WOODALL*                             Director                   December 17, 1997
-----------------------------------------------------
                  Lowery A. Woodall

             *By: /s/ L. NASH ALLEN, JR.
  ------------------------------------------------
                 L. Nash Allen, Jr.
                  attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER
-------
     8     --  Opinion of Waller Lansden Dortch & Davis, A Professional
               Limited Liability Company, dated December 29, 1997 regarding tax matters.................................................
    23(a)  --  Consent of Waller Lansden Dortch & Davis, A Professional
               Limited Liability Company, (included in their opinion filed as Exhibit 8)...............................................
    23(b)  --  Consent of KPMG Peat Marwick LLP............................
    24     --  Power of Attorney (incorporated by reference to Page II-2 of
               Registrant's Post-Effective Amendment No. 3)................